Exhibit 99.1

Iconic Brands Inc. Corporate Development Updates-Acquisition LOI-Intent to Forward Split

July 14, 2010

Iconic Brands, Inc (“Iconic”) (OTCBB: ICNB) a developer and marketer of high-quality, celebrity branded alcoholic beverages, today announced that it signed a Letter of Intent (“LOI”) to acquire Specialty Beverage and Supplement Inc. (“SBSI”). The acquisition will be the first move into the non-alcoholic segment of the beverage industry by the Company.

Specialty Beverage and Supplement Inc. is a company dedicated to the production, distribution and marketing of unique, top quality and great tasting functional drinks, energy drinks, sports drinks, wellness beverages, RTD iced teas and vitamin enhanced kids’ drinks, including JOJO Good Energy™ drinks. SBSI also develops vitamin and supplement lines for the sports, fitness and health industries. SBSI is a full-service brand development company with an in-house formulator, graphics department and engineering department.  SBSI has developed a patent-pending liquid/powder dispensing cap that is expected to revolutionize the beverage industry.

Iconic views this acquisition as a rebirth and expansion of the core focus of its business plan from being strictly a developer of premium alcoholic beverage brands through its Iconic Imports division, such as Danny DeVito’s Premium Limóncello, Tony Siragusa’s YO Vodka and GodFather Vodka, to a full-service beverage company. Through this transaction, Iconic will become a powerhouse in the brand development world not only in the alcoholic and non-alcoholic beverage sectors, but in the sports, fitness and health supplement industries as well. However, to date no definitive agreement has been entered into by the parties and it is possible that the companies will not finalize such agreement.

In addition to the LOI, Iconic solicited its largest shareholders for consent to increase the authorized shares and implement a forward stock split of 5 to 1, with an anticipation of attracting shareholders and creating additional liquidity for the Iconic’s stock.

Iconic will also be entering the brand development and licensing aspect of the beverage industry, creating product for individuals or corporations, from concept to completion, in both the alcoholic and non-alcoholic markets. Iconic plans to do this through development and licensing deals for fees, royalties and equity. Iconic believes this will be an immediate source of additional revenue and cash flow, and will increase the visibility of Iconic.

Iconic continues to sell its Danny DeVito's Premium Limoncello; recently going nationwide with the restaurant chain Dave and Busters, featuring the “Sorrento Lemonade” on their drink menu. The Danny DeVito’s Premium Limoncello brand continues to grow and gain popularity. Additionally, Iconic has the new Godfather Vodka, YO Vodka by Tony Siragusa and Danny DeVito’s Bella Prosecco ready for launch, and will be announcing the official launch dates shortly.

Look for an updated corporate website and presentation. Iconic will be as focused going forward to developing shareholder value as it is with its commitment to building the company.

About Iconic Brands, Inc.

Headquartered in Lindenhurst, New York, Iconic Brands Inc. develops, markets and distributes high-quality, celebrity branded alcoholic beverages by capitalizing on the ability to procure superior and unique products from around the world and brand the products with internationally recognized celebrities. Iconic is led by CEO Richard DeCicco, a beverage industry innovator with over three decades of experience in the global alcoholic beverage business. Iconic is a federally licensed importer and distributor of alcoholic beverages as well as a licensed New York State wholesaler, maintaining a federal customs bonded warehouse.

More information about the Company may be found at http://www.iconicbrandsinc.com.

Forward-Looking Statements

Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the Iconic’s expectations with regard to the future impact on the their results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as “expects,” “intends,” “plans,” “may,” “could,” “should,” “anticipates,” “likely,” “believes” and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Iconic Brands, Inc. can be found in the filings of Iconic Brands, Inc. with the U.S. Securities and Exchange Commission.

Contacts:

Iconic Brands, Inc.
Investor Relations
516-482-0155
info@corporateevolutions.com